SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement                [ ] Confidential, for Use of the
[ ] Definitive Additional Materials               Commission Only (as permitted)
[ ] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-11(c) or Rule 14a-12


                         LEUCADIA NATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Not applicable
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies: Not applicable.
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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not
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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NY2:\999529\07\76830.0146

                          LEUCADIA NATIONAL CORPORATION

                              315 Park Avenue South
                            New York, New York 10010

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 22, 2001

                                   ----------


                                                                     May 1, 2001

To Our Common Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Leucadia National Corporation (the "Company") to be held on May 22, 2001, at 10:00 a.m., at Credit Suisse First Boston, 11 Madison Avenue, Level 2B Auditorium, New York, New York:

         1. To elect six directors.

         2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2001.

         3. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

         Only holders of record of the Company's Common Shares at the close of business on April 11, 2001 will be entitled to notice of and to vote at the Meeting. Please vote your shares, either (i) by signing, dating and mailing the enclosed proxy card in the accompanying postage prepaid envelope, (ii) by telephone using the toll-free telephone number printed on the proxy card, or
(iii) by voting on the Internet, using the instructions printed on the proxy card. This will assure that your shares are represented at the Meeting.

                                            By Order of the Board of Directors.

                                                   LAURA E. ULBRANDT
                                                       Secretary

                          LEUCADIA NATIONAL CORPORATION

                              315 Park Avenue South
                            New York, New York 10010

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         Annual Meeting of Shareholders



                                                                     May 1, 2001

         This Proxy Statement is being furnished to the Shareholders (the "Shareholders") of Leucadia National Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on May 22, 2001 and at any adjournments thereof.

         At the Meeting, Shareholders will be asked:

         1. To elect six directors.

         2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2001.

         3. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

         The Board of Directors has fixed the close of business on April 11, 2001 as the record date (the "Record Date") for the determination of the holders of the Company's common shares, par value $1.00 per share (the "Common Shares"), entitled to notice of and to vote at the Meeting. Each such Shareholder will be entitled to one vote for each Common Share held on all matters to come before the Meeting and may vote in person or by proxy by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope or, as indicated on the proxy card, by voting on the Internet or by voting by telephone. At the close of business on April 11, 2001, there were 55,306,728 Common Shares entitled to vote.

         This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about May 1, 2001.

                                   THE MEETING

Date, Time and Place

         The Meeting will be held on May 22, 2001, at 10:00 a.m., local time, at Credit Suisse First Boston, 11 Madison Avenue, Level 2B Auditorium, New York, New York.

Matters to Be Considered

         At the Meeting, Shareholders will be asked to consider and vote to elect six directors and to ratify the selection of independent auditors. See "ELECTION OF DIRECTORS," and "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS." The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

         Shareholders as of the Record Date (i.e., the close of business on April 11, 2001) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 55,306,728 Common Shares outstanding and entitled to vote, with each share entitled to one vote.

Required Votes

         Election of Directors. Under New York law, the affirmative vote of the holders of a plurality of the Common Shares voted at the Meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the Shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

         Other Matters. The ratification of the selection of PricewaterhouseCoopers LLP as independent auditors is being submitted to Shareholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the Shareholders. If the Shareholders do not ratify the selection by the affirmative vote of the holders of a majority of the Common Shares voted at the Meeting, the selection of independent auditors will be reconsidered by the Board. If the Shareholders ratify the selection, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the best interests of the Company and its Shareholders. Abstentions and broker non-votes are not counted in determining the votes cast in connection with the ratification of auditors, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

         Ian M. Cumming, Chairman of the Board of Directors, beneficially owns 9,836,502 or approximately 17.8% of the Common Shares outstanding at the Record Date (excluding 370,000 Common Shares which Mr. Cumming and his family currently have the right to acquire upon the exercise of warrants), Joseph S. Steinberg, a Director and President, beneficially owns 8,993,489 or approximately 16.3% of the Common Shares outstanding at the Record Date (excluding 400,000 Common Shares which Mr. Steinberg currently has the right to acquire upon exercise of warrants) and two trusts for the benefit of Mr. Steinberg's children (the "Steinberg Children Trusts") beneficially own 1,107,646 or approximately 2.0% of the Common Shares outstanding at the Record Date. Mr. Steinberg disclaims beneficial ownership of the Common Shares held by the Steinberg Children Trusts. The Cumming Foundation and the Joseph S. and Diane H. Steinberg 1992 Charitable Trust, private charitable foundations independently established by Messrs. Cumming and Steinberg, respectively, beneficially own 130,509 or approximately

 .2% and 115,058 or approximately .2% of the Common Shares outstanding at the Record Date, respectively. Mr. Cumming and Mr. Steinberg each disclaims beneficial ownership of the Common Shares held by their respective private charitable foundations. Messrs. Cumming and Steinberg have advised the Company that they intend to cause all Common Shares that they beneficially own and all Common Shares beneficially owned by their charitable foundations to be voted in favor of each nominee named herein and in favor of ratification of the selection of independent auditors. In addition to Messrs. Cumming and Steinberg, all other directors and officers of the Company beneficially own approximately .4% of the Common Shares outstanding at the Record Date.

Voting and Revocation of Proxies

         Shareholders are requested to vote by proxy in one of three ways:

         o        Use the toll-free telephone number shown on your proxy card;

         o Visit the Internet website at www.voteproxy.com and follow the on-screen instructions; or

         o Mail, date, sign and promptly return your proxy card in the enclosed postage prepaid envelope.

         Common Shares represented by properly executed proxies received by the Company or voted by telephone or via the Internet, which are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted for election of each nominee for director named herein and for ratification of the selection of independent auditors.

         Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate Shareholder identities, to allow Shareholders to give voting instructions and to confirm that Shareholders' instructions have been recorded properly. A Control Number, located on the proxy card, will identify Shareholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the Shareholder. If you do vote by Internet or telephone, it will not be necessary to return your proxy card.

         If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

         If a Shareholder neither returns a signed proxy card, votes by the Internet or by telephone, nor attends the Meeting and votes in person, his or her shares will not be voted.

         Any proxy signed and returned by a Shareholder or voted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, at the address of the Company set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Proxy Solicitation

         The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Shareholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Shares held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Independent Auditors

         The Company has been advised that representatives of PricewaterhouseCoopers LLP, the Company's independent auditors for 2000, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                              ELECTION OF DIRECTORS


         At the Meeting, six directors are to be elected to serve until the next Meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote for the six nominees named by the Board of Directors and listed on the following table. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is as of April 11, 2001.

Name and present position,            Age, period served as director, other business experience
if any, with the Company              during the last five years and family relationships, if any
------------------------              -----------------------------------------------------------
Ian M. Cumming,
   Chairman of the Board..............Mr. Cumming, 60, has served as a director and Chairman of the Board of the
                                      Company since June 1978.  In addition, he is a director of Allcity Insurance
                                      Company ("Allcity") and MK Gold Company ("MK Gold").  Allcity, a consolidated subsidiary of the Company, is a property and casualty insurer.  MK Gold, a consolidated subsidiary of the Company, is an international mining company.
                                      Mr. Cumming is also a director of Skywest, Inc., a Utah-based regional air carrier, and HomeFed Corporation ("HomeFed"), a publicly held real estate development company.

Paul M. Dougan........................Mr. Dougan, 63, has served as a director of the Company since May 1985.  He has been a director and President and Chief Executive Officer of Equity Oil
                                      Company ("Equity Oil"), a company engaged in oil and gas exploration and production, since January 1994.  Prior thereto, he served as corporate secretary and manager of corporate development of Equity Oil since May 1968.

Lawrence D. Glaubinger................Mr. Glaubinger, 75, has served as a director of the Company since May 1979.
                                      He was Chairman of the Board of Stern & Stern Industries, Inc., a New York
                                      corporation, primarily engaged in the manufacture and sale of industrial textiles, from November 1977 through 2000.  He has also been President of
                                      Lawrence Economic Consulting Inc., a management consulting firm, since January
                                      1977.  Mr. Glaubinger is a director of Marisa Christina Inc., an importer of women's clothing.

James E. Jordan.......................Mr. Jordan, 57, has served as a director of the Company since February 1981.
                                      Mr. Jordan is a private investor.  From October 1986 to June 1997, he was
                                      President of The William Penn Corporation ("William Penn"), a holding company for an investment advisor to the William Penn family of mutual funds.  During such period, approximately 19.7% of the common stock of William Penn was beneficially owned by the Company.  Mr. Jordan is a director of First Eagle


                                       4

Name and present position,            Age, period served as director, other business experience
if any, with the Company              during the last five years and family relationships, if any
------------------------              -----------------------------------------------------------

                                      SoGen family of mutual funds, JZ Equity Partners Plc., a British investment trust company and Allcity.

Jesse Clyde Nichols, III..............Mr. Nichols, 61, has served as a director of the Company since June 1978.  He was President, from May 1974 through 2000, of Crimsco, Inc., a company engaged in manufacturing.

Joseph S. Steinberg, President........Mr. Steinberg, 57, has served as a director of the Company since December
                                      1978 and as President of the Company since January 1979. He is also a director of MK Gold and Jordan Industries, Inc., a public company, approximately 10% of the common stock of which is beneficially owned by the
                                      Company, which owns and manages manufacturing companies. In addition, Mr.
                                      Steinberg is Chairman of the boards of HomeFed and Allcity.

     The Board of Directors recommends a vote FOR the above-named nominees.

                             INFORMATION CONCERNING
                   THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Meetings and Committees

         During 2000, the Board of Directors held six meetings and took action on numerous other occasions.

         The Board of Directors has a standing Audit Committee, Executive Committee, Employee Benefits Committee, Option Committee and Nominating Committee.

         The functions of the Audit Committee are to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including selecting the Company's outside auditors and reviewing the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, the Company's systems of internal accounting and financial controls and the annual independent audit of the Company's financial statements. During 2000, the Chairman of the Audit Committee met three times with the Company's management and outside auditors, and the Audit Committee as a whole met with management and the outside auditors once and took action on one other occasion. The Board of Directors has adopted a charter for the Audit Committee, which is attached as Annex A to this Proxy Statement. The Audit Committee consists of Messrs. Jordan (Chairman), Nichols and Glaubinger. All members of the Audit Committee are "independent" under the rules of the New York Stock Exchange currently applicable to the Company. See "Audit Committee Report" below. The information contained in this Proxy Statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

         The function of the Executive Committee is to exercise the authority of the Board of Directors in the management of the business of the Company at such times as the full Board of Directors is unavailable. The Executive Committee, which took action on one occasion during 2000, consists of Messrs. Cumming (Chairman), Steinberg, Jordan and Glaubinger.

         The functions of the Employee Benefits Committee are to review compensation of the Chairman of the Board and President, and employee benefit and incentive plans, including the Senior Executive Annual Incentive Bonus Plan and the Senior Executive Warrant Plan. The Employee Benefits Committee met once during 2000. The Employee Benefits Committee consists of Messrs. Nichols (Chairman) and Jordan.

         The function of the Option Committee is to administer the terms of the Company's 1999 Stock Option Plan. The Option Committee took action on two occasions during 2000 and consists of Messrs. Jordan (Chairman), Glaubinger and Nichols.

         The function of the Nominating Committee is to consider and present to the Board of Directors its nominations for officers and directors of the Company. The Nominating Committee took action on one occasion during 2000 and consists of Messrs. Jordan (Chairman), Dougan and Nichols.

         A Shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting if written notice of such Shareholder's intent to make such nomination has been given to the Company, with respect to an election to be held at an annual meeting of Shareholders, not less than 120 days prior to the first anniversary of the Company's proxy statement in connection with the last Annual Meeting, and, with respect to an election to be held at a special meeting of Shareholders, not later than the tenth day following the date on which notice of such meeting is first given to Shareholders. Such notice shall set forth the name and address of the Shareholder and his or her nominees, a representation that the Shareholder is entitled to vote at such meeting and intends to nominate such person, a description of all arrangements or understandings between the Shareholder and each such nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of such Shareholder's nominees, and the consent of each nominee to serve as a director of the Company if so elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company. The Company did not receive any nominations from Shareholders for election as directors at the Meeting.

         All directors attended at least 75% of the meetings of the Board and committees of the Board on which they served.

                  PRESENT BENEFICIAL OWNERSHIP OF COMMON SHARES

         Set forth below is certain information as of April 11, 2001 with respect to the beneficial ownership of Common Shares by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Shares (the Company's only class of voting securities), (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table under "Executive Compensation," (iv) the Steinberg Children Trusts and private charitable foundations established by Mr. Cumming and Mr. Steinberg and (v) all executive officers and directors of the Company as a group. Unless otherwise stated, the business address of each person listed is c/o Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010.

                                                                              Number of Shares
Name and Address                                                                and Nature of               Percent
of Beneficial Owner                                                         Beneficial Ownership            of Class
-------------------                                                         --------------------            --------
Group consisting of
 Carl Marks & Co., Inc., Robert
 Davidoff, Edwin S.
 Marks, Nancy A.
 Marks, Boas GRAT
 No. 1 Trust, Marks
 Family Foundation,
 Marjorie M. Boas,
 Mark Claster and
  Andrew Boas (a)(b)..............................................               3,149,484                    5.6%
Ian M. Cumming....................................................              10,206,502  (c)(d)           18.2%
Paul M. Dougan....................................................                   1,413  (e)               *
Lawrence D. Glaubinger............................................                  79,000  (f)                .1%
James E. Jordan...................................................                  32,000  (g)               *
Thomas E. Mara....................................................                   5,000  (h)               *
Jesse Clyde Nichols, III..........................................                  60,939  (g)                .1%
Joseph A. Orlando.................................................                   7,356  (h)               *
H.E. Scruggs......................................................                   4,200  (i)               *
Joseph S. Steinberg...............................................               9,393,489  (d)(j)           16.7%
The Steinberg Children Trusts.....................................               1,107,646  (k)               2.0%
Cumming Foundation ...............................................                 130,509  (l)                .2%
The Joseph S. and Diane H. Steinberg
    1992 Charitable Trust.........................................                 115,058  (m)                .2%
All directors and executive officers
     as a group (11 persons)......................................              19,855,599  (n)              35.4%

-------------------

* Less than .1%.

(a) The business address of this beneficial owner is c/o Carl Marks & Co., Inc., 135 East 57th Street, New York, New York 10022.

(b) Based upon Amendment No. 1 to a Statement on Schedule 13D dated December 1, 1992 filed by Carl Marks & Co., Inc., Robert Davidoff, Edwin S. Marks, Nancy A. Marks, Boas GRAT No. 1 Trust, Marks Family Foundation, Marjorie
       M. Boas, Mark Claster and Andrew Boas and information provided by Carl Marks & Co., Inc.

(c) Includes (i) 266,712 (.5%) Common Shares beneficially owned by Mr. Cumming's wife (directly and through trusts for the benefit of Mr. Cumming's children of which Mr. Cumming's wife is trustee) as to which Mr. Cumming may be deemed to be the beneficial owner and (ii) 370,000 (.7%) Common Shares which Mr. Cumming and his family currently have the right to acquire upon exercise of warrants.

(d) Messrs. Cumming and Steinberg have an oral agreement pursuant to which they will consult with each other as to the election of a mutually acceptable Board of Directors of the Company.

(e) Consists of (i) 1,313 Common Shares that may be acquired upon the exercise of currently exercisable stock options and (ii) 100 (less than .1%) Common Shares owned by Mr. Dougan's wife as to which Mr. Dougan disclaims beneficial ownership.

(f) Includes 1,000 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

(g) Includes 2,000 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

(h) Includes 5,000 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

(i) Includes 4,000 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

(j) Includes (i) 46,400 (less than .1%) Common Shares beneficially owned by Mr. Steinberg's wife and daughter and 2,678,808 (4.8%) Common Shares held in a family trust as to which Mr. Steinberg may be deemed to be the beneficial owner and (ii) 400,000 (.7%) Common Shares which Mr. Steinberg currently has the right to acquire upon exercise of warrants.

(k) Mr. Steinberg disclaims beneficial ownership of the Common Shares held by the Steinberg Children Trusts.

(l) Mr. Cumming is a trustee and President of the foundation and disclaims beneficial ownership of the Common Shares held by the foundation.

(m) Mr. Steinberg and his wife are the trustees of the foundation. Mr. Steinberg disclaims beneficial ownership of the Common Shares held by the foundation.

(n) Includes (i) 100 Common Shares owned of record by the spouse of a director of the Company as to which such director disclaims beneficial ownership, (ii) 770,000 Common Shares that may be acquired by Messrs. Cumming and Steinberg pursuant to the exercise of currently exercisable warrants, (iii) 6,313 Common Shares that may be acquired by directors pursuant to the exercise of currently exercisable stock options and (iv) 20,000 Common Shares that may be acquired by certain officers pursuant to the exercise of currently exercisable stock options.

         As of April 11, 2001, Cede & Co. held of record 33,357,355 Common Shares (approximately 60.3% of the total number of Common Shares outstanding). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

         The following table sets forth information in respect of the compensation of the Chairman of the Board, the President, and each of the other three most highly compensated current executive officers of the Company in 2000, for services in all capacities to the Company and its subsidiaries in 2000, 1999 and 1998.

                                                                                            Long-Term
                                                     Annual Compensation                  Compensation
                                      --------------------------------------------------- -------------- -------------
                                                                                            Options/
                                                                          Other Annual      Warrants       All Other
  Name and Principal                                                      ------------      --------       ---------
      Position(s)            Year         Salary            Bonus         Compensation    (# of shares)  Compensation
      -----------            ----         ------            -----         ------------    -------------  ------------
Ian M. Cumming,              2000         $ 568,547     $  17,225(1)       $457,872(4)      400,000         $123,734(6)
Chairman of the Board        1999           557,059     2,620,558(2)        206,559(4)         --            91,998
                             1998           546,178        16,556(3)        198,154(4)         --            98,097

Joseph S. Steinberg,         2000         $ 568,547     $  17,225(1)       $843,037(4)      400,000         $116,492(6)
President                    1999           557,059     2,620,558(2)        415,203(4)         --            80,325
                             1998           546,178        16,556(3)        324,542(4)         --            91,147

Thomas E. Mara,              2000         $ 270,000     $ 533,100               --           25,000         $22,100(6)
Executive Vice               1999           265,000     2,994,413          $549,585(5)         --            11,672
President and Treasurer      1998           260,000       767,800               --             --            27,654

Joseph A. Orlando,           2000         $ 205,000      $406,150               --           25,000         $17,600(6)
Vice President and           1999           200,000       613,167          $304,647(5)         --            18,000
Chief Financial Officer      1998           170,000       675,100               --             --            12,500

H.E. Scruggs,                2000         $ 174,038      $485,250               --           20,000         $ 5,100(6)
Vice President (7)

----------------------

(1) Represents annual year-end bonus (based on a percentage of salary) paid to all employees. The Employee Benefits Committee of the Board of Directors intends to consider the payment of a 2000 performance bonus to each of Messrs. Cumming and Steinberg at the Board of Directors meeting to be held following the 2001 Annual Meeting. See "Report of the Compensation Committee of the Board of Directors--Compensation of Messrs. Cumming and Steinberg."

(2) Represents 1999 performance bonus paid to Messrs. Cumming and Steinberg under the Senior Executive Annual Incentive Bonus Plan. See "Report of the Compensation Committee of the Board of Directors--Compensation of Messrs. Cumming and Steinberg." Also includes annual year-end bonus (based on a percentage of salary) paid to all employees.

(3) Represents annual year-end bonus (based on a percentage of salary) paid to all employees. The Employee Benefits Committee of the Board of Directors determined not to award any additional bonus for services.

(4) Consists of non-cash compensation valued in accordance with the disclosure rules of the Securities and Exchange Commission, as follows: personal use of corporate aircraft (Mr. Cumming: $457,872, $206,559 and $198,154 in 2000, 1999 and 1998, respectively, and Mr. Steinberg:
         $843,037, $415,203 and $324,542 in 2000, 1999 and 1998, respectively).
         The value of such non-cash compensation may differ for federal tax purposes. Pursuant to the terms of deferred compensation agreements between the Company and Mr. Steinberg, Mr. Steinberg reimbursed the Company for the federal tax value of his 2000 and 1999 non-cash compensation ($406,055 and $239,041, respectively). For information concerning Mr. Steinberg's deferred compensation agreements and certain additional compensation paid to him, see "Report of the Compensation Committee of the Board of Directors" below.

(5) Represents amounts paid in respect of cancellation of options held by such person as described below and includes amounts in respect of taxes attributable to such payments as follows: Mr. Mara, $144,585 and Mr. Orlando, $80,147.

         On April 1, 1999, the Company declared a cash dividend on the Common Shares in the amount of $12.00 per share (the "Dividend"). In connection with the Dividend, and in order to comply with the terms of a ruling from the Internal Revenue Service related to the Dividend, the Company offered to pay to each holder of outstanding options in cancellation of all options held an amount equal to the spread between the exercise price of such holder's options and $32.875 (the higher of (1) $32.875 and (2) the average closing price of a Common Share on the New York Stock Exchange for the five trading days following the public announcement of the Dividend), multiplied by the number of Common Shares subject to options held by such holder. Additional amounts were paid to option holders (other than non-employee directors) to reimburse them for certain tax costs attributable to the option cancellation. Holders of all outstanding options accepted the Company's offer. Upon declaration of the Dividend, all options were cancelled. Payments in respect of the cancellation of the options were made to directors on April 12, 1999 and to all other employees on April 14, 1999.

(6) Includes the annual premium on a term life insurance policy paid by the Company for the benefit of such person ($6,410 for Mr. Cumming and $3,092 for Mr. Steinberg), directors' fees from affiliates of the Company ($112,224 for Mr. Cumming, $108,300 for Mr. Steinberg, $17,000 for Mr. Mara and $12,500 for Mr. Orlando) and a $5,100 contribution made by the Company to a defined contribution 401(k) plan on behalf of each named person. Does not include the annual premium or certain term life insurance paid by the Company as described under "Certain Relationships and Related Transactions."

(7) Mr. Scruggs became an executive officer of the Company on March 6, 2000.

                          Option/Warrant Grants in 2000

         The following table shows all grants of options and warrants to the named executive officers of the Company in 2000.

                                                                                       Potential Realizable Value
                                                                                        at Assumed Annual Rates
                                                                                      of Stock Price Appreciation
                                           Individual Grants                          For Option/Warrant Term (2)
                     -------------------------------------------------------------- ---------------------------------
                                           % of Total
                  Securities Underlying  Options/Warrants
                     Options/Warrants       Granted to         Exercise  Expiration
     Name         Granted (# of shares)  Employees in 2000   Price ($/Sh)   Date     0% ($)     5% ($)      10% ($)
     ----         ---------------------  -----------------   ------------   ----     ------     ------      -------
Ian M. Cumming          400,000(1)           33.8%              $23.95    5/15/05     $0      $2,646,800  $5,848,700
Joseph S. Steinberg     400,000(1)           33.8                23.95    5/15/05      0       2,646,800   5,848,700
Thomas E. Mara           25,000(2)            2.1               22.625    5/19/06      0         192,400     436,400
Joseph A. Orlando        25,000(2)            2.1               22.625    5/19/06      0         192,400     436,400
H.E. Scruggs             20,000(2)            1.7               22.625    5/19/06      0         153,900     349,100

----------------------

(1) The warrants were granted pursuant to the Company's Senior Executive Warrant Plan, as described below under "Report of the Compensation Committee of the Board of Directors-Compensation of Messrs. Cumming and Steinberg-Warrant Plan."

(2) The options were granted pursuant to the Company's 1999 Stock Option Plan, as amended, at an exercise price equal to the fair market value of the Common Shares on the date of grant. The options become exercisable at the rate of 20% per year commencing one year after date of grant. The grant date of the options is May 19, 2000.

(3) The potential realizable values represent future opportunity and have not been reduced to reflect the time value of money. The amounts shown under these columns are the result of calculations at 0% and at the 5% and 10% rates required by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the Common Shares and are not necessarily indicative of the values that may be realized by the named executive officers.

                 Aggregate Option/Warrant Exercises in 2000 and
                     Option/Warrant Values at Year End 2000

         The following table provides information as to options and warrants exercised by each of the named executives in 2000 and the value of options and warrants held by such executives at year end measured in terms of the last reported sale price for the Common Shares on December 29, 2000, the last day of trading for the fiscal year ended December 31, 2000 ($35.4375, as reported on the New York Stock Exchange ("NYSE") Composite Tape).

                                                                                            Value of Unexercised
                                                                     Number of Unexercised  In-the-Money Options/
                                                                     Options/Warrants       Warrants at December
                                                                     at December 31, 2000   31, 2000
                                                                     --------------------   --------------------
                         Number of Shares
                         Underlying Options/                         Exercisable/           Exercisable/
Name                     Warrants Exercised        Value Realized    Unexercisable          Unexercisable
----                     ------------------        --------------    -------------          -------------
Ian M. Cumming                   --                      --          370,000/0              $4,250,400(1)/$0
Joseph S. Steinberg              --                      --          400,000/0              $4,595,000(1)/$0
Thomas E. Mara                   --                      --          0/25,000               $0/$320,300
Joseph A. Orlando                --                      --          0/25,000               $0/$320,300
H.E. Scruggs                     --                      --          0/20,000               $0/$256,300

----------------------
(1) To the extent Mr. Cumming or Mr. Steinberg terminates his employment or is terminated "for cause" prior to the second anniversary of the grant date of these warrants and the warrants are exercised, penalty fees will be imposed. See "Report of the Compensation Committee of the Board of Directors-Compensation of Messrs.
         Cumming and Steinberg-Warrant Plan."

                                 Retirement Plan

         The Company and certain of its affiliated companies maintain a retirement plan, as amended and restated effective December 31, 1995 (the "Retirement Plan"), for certain of its employees and employees of these affiliated companies. The Retirement Plan is intended to qualify under the provisions of Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). Participants are not required to make any contributions under the Retirement Plan. Benefit accruals under the Retirement Plan were frozen effective December 31, 1998. Employees who were not participants in the Retirement Plan on December 31, 1998 are not eligible to participate in the Retirement Plan.

         The Retirement Plan contains provisions for optional forms of payment and provides that the normal form of benefit in the case of a married participant is a benefit actuarially equivalent to an annuity for the life of the participant payable in the form of a 50% joint and survivor annuity for the participant and his spouse.

         Generally, a participant employed by the Company with 10 or more years of service, who is age 55 or over, but less than age 65, and who has retired from the Company or a participating affiliate, may elect to receive an early retirement benefit. A participant with less than 10 years of service or who is under age 55, who has terminated employment with the Company or a participating affiliate, may elect to receive an early deferred vested benefit. The amount of such benefits are actuarially reduced to reflect payment before age 65.

         The projected annual retirement benefits under the Retirement Plan of the executive officers named in the Summary Compensation Table, expressed in the form of a straight-life annuity with no reduction for early commencement, and assuming continuous employment until age 65, are estimated as follows:

                           Ian M. Cumming........................    $31,311*
                           Joseph S. Steinberg...................     31,311*
                           Thomas E. Mara........................     31,311*
                           Joseph A. Orlando.....................     27,451*
                           H.E. Scruggs..........................     10,344*

--------------------
* The benefits shown take into account limitations on plan benefits that exist because of distributions received from a prior plan terminated as of December 31, 1988.

         The Company and certain of its affiliated companies maintain a 401(k)/Profit Sharing Plan (the "Savings and Retirement Plan") for certain of their employees. The Savings and Retirement Plan is entitled to qualify under the provisions of the Code. Participants may make pre-tax and/or after-tax contributions to the plan and the Company will match a portion of an eligible participant's pre-tax contributions. The Savings and Retirement Plan also provides a quarterly contribution for eligible participants equal to a percentage of eligible compensation determined on the basis of age and service.

                              Employment Agreements

         The Company has employment agreements with Messrs. Cumming and Steinberg that provide for Mr. Cumming's employment as Chairman of the Board and Chief Executive Officer of the Company and for Mr. Steinberg's employment as President and Chief Operating Officer of the Company through June 30, 2005 at annual salaries of $500,000 (subject to cost-of-living adjustments), plus such additional compensation as may be voted by the Board of Directors of the Company. Messrs. Cumming and Steinberg are entitled to participate in all incentive plans of the Company and other subsidiary and affiliated companies, and the Company has agreed to carry at its expense term life insurance policies on their lives in the amount of $1,000,000 each, payable to such beneficiaries as each of Messrs. Cumming and Steinberg shall designate. Under the agreements, if there is a change in control of the Company and if either the employment of Messrs. Cumming or Steinberg is terminated by the Company without cause or Messrs. Cumming or Steinberg terminates his employment within one year of certain occurrences (such as the appointment or election of another person to his office, the occurrence of the aggregate compensation and other benefits to be received by him for any twelve full calendar months falling below 115% of that received by him during the comparable preceding period, or a change in the location of his principal place of employment), Messrs. Cumming or Steinberg will be entitled to receive a severance allowance equal to the remainder of the aggregate annual salary (as adjusted for increases in the cost of living) that he would have received under his employment agreement. In addition, the Company or its successors will continue to carry through the scheduled termination of the employment agreements the life insurance payable to the beneficiaries of Messrs. Cumming and Steinberg.

         For information concerning deferred compensation agreements between the Company and Mr. Steinberg, see "Report of the Compensation Committee of the Board of Directors" below.

                            Compensation of Directors

         Directors who are also employees of the Company receive no remuneration for services as a member of the Board or any committee of the Board. In 2000, each director who was not an employee of the Company received a retainer of $24,000 plus $500 for each meeting of the Board and $300 for each meeting of a committee of the Board ($400 if a committee chairman) that he attended. In addition, under the terms of the 1999 Stock Option Plan, each non-employee director is automatically granted options to purchase 1,000 Common Shares on the date on which the annual meeting of the Company's shareholders is held each year. The purchase price of the Common Shares covered by such options is the fair market value of such Common Shares on the date of grant. As a result of this provision, options to purchase 1,000 Common Shares at an exercise price of $22.8125 per Common Share were awarded to each of Messrs. Paul M. Dougan, Lawrence D. Glaubinger, James E. Jordan and Jesse Clyde Nichols, III on May 16, 2000. The 1999 Stock Option Plan also authorized the Board of Directors to make a one-time discretionary grant to the non-employee directors of options to purchase Common Shares in connection with the Dividend described in footnote (5) to the Summary Compensation Table. Consequently, on May 16, 2000, the Board of Directors awarded options to purchase 4,250, 3,000, 7,000 and 7,000 Common Shares, respectively, at an exercise price of $22.8125 per Common Share to Messrs. Dougan, Glaubinger, Jordan and Nichols. All such options become exercisable at the rate of 25% per year commencing one year after the date of grant.

         For additional information, see "Certain Relationship and Related Transactions" below.

                                 Indemnification

         Pursuant to contracts of insurance dated October 1, 2000 with National Union Fire Insurance Company of Pittsburgh, Pennsylvania, 80 Pine Street, New York, New York 10005, Twin City Insurance Company, 77 Water Street, New York, New York 10005, and Greenwich Insurance Company, 755 Main Street, Hartford, Connecticut 06103, the Company maintains a combined $30,000,000 indemnification insurance policy covering all directors and officers of the Company and its named subsidiaries. The annual premium for such insurance is approximately $520,000. During 2000, no payments were received under the Company's indemnification insurance.

                 Certain Relationships and Related Transactions

         Pursuant to an agreement dated as of August 1, 1988 and restated as of December 16, 1997, among the Company, Ian M. Cumming and Joseph S. Steinberg, upon the death of either Mr. Cumming or Mr. Steinberg, the Company has agreed to purchase from the respective estate up to 55% of his direct and/or indirect interest in the Company, subject to reduction in certain circumstances, not to exceed $50,000,000 in value. The agreement provides that Messrs. Cumming's and Steinberg's interests in the Company will be valued at the higher of the average closing price of the Common Shares on the New York Stock Exchange for the 40 trading days preceding the date of death or the net book value of the Common Shares at the end of the fiscal quarter preceding the date of death. The Company has agreed to fund the purchase of Common Shares pursuant to this Agreement by purchasing and maintaining insurance on the life of each of Messrs. Cumming and Steinberg in the aggregate face amount of $50,000,000 per individual. This agreement, originally scheduled to expire in December 1997, was extended to June 2003 (subject to earlier termination in certain circumstances). The Company has purchased the life insurance contemplated by this agreement, the premiums for which aggregated approximately $350,000 in 2000. These amounts are not included in the Summary Compensation Table appearing elsewhere in this Proxy Statement.

         For additional information regarding related transactions, see "Compensation Committee Interlocks and Insider Participation," below.

        Report of the Compensation Committee of the Board of Directors*

Compensation Policies for Executive Officers (other than Ian M. Cumming and Joseph S. Steinberg)

         The Employee Benefits Committee of the Board of Directors (the "Committee"), consisting of Mr. Nichols (Chairman) and Mr. Jordan, each of whom is a non-employee director, recommends to the Board of Directors the compensation of Messrs. Cumming and Steinberg, Chairman of the Board and President of the Company, respectively. The Option Committee of the Board of Directors awards stock options upon the recommendation of Messrs. Cumming and Steinberg. Salary and bonus compensation of executive officers of the Company are determined by Messrs. Cumming and Steinberg under authority of the Board of Directors.

         The Company's compensation package for executive officers consists of four basic elements: (1) base salary; (2) annual bonus compensation; (3) long-term incentives in the form of stock options granted pursuant to the Company's 1999 Stock Option Plan (the "Stock Option Plan"); and (4) retirement benefits pursuant to the Company's Savings and Retirement Plan and, with respect to eligible employees, the Retirement Plan. Other elements of compensation include medical and life insurance benefits available to employees generally.

         Each element of compensation has a different purpose. Salary and bonus payments are designed mainly to reward current and past performance. Stock options are primarily designed to provide strong incentive for superior long-term future performance and are directly linked to shareholders' interests because the value of the awards will increase or decrease based upon the future price of the Common Shares. Retirement benefits generally are designed to reward prior service.

         Base compensation of executive officers is determined by Messrs. Cumming and Steinberg consistent with the executive's office and level of responsibility, with annual salary increases, which generally amount to a small percentage of the executive's prior base salary, primarily reflecting cost of living increases. However, where appropriate to reflect an executive's increase in office and/or responsibility, annual salary increases may be significant.

         The Company's executive compensation policy emphasizes performance based compensation. Accordingly, a large percentage of annual compensation consists of bonus compensation. This ensures that compensation paid to an executive reflects the individual's specific contributions to the success of the Company, as well as the level and degree of complexity involved in his contributions to the Company (which historically often have involved restructuring newly acquired enterprises, the success of which may not be evident for several years). Bonus compensation is determined on the basis of Messrs. Cumming's and Steinberg's subjective assessment of an executive's performance, the Company's performance and each individual's contribution thereto. Bonus compensation is not based on any specific formula.

         The Company, by means of its Stock Option Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions. From time to time, stock options may be awarded which, under the terms of the Stock Option Plan permit the executive officer or other employee to purchase Common Shares at not less than the fair market value of the Common Shares on the date of grant. The extent to which the employee realizes any gain is, therefore, directly related to increases in the price of the Common Shares and hence, shareholder value, during the period of the option. Options granted to executive officers generally become exercisable at the rate of 20% per year, commencing one year after the date of grant. As with base salary and bonuses, the amount of stock options awarded to an

----------
* The disclosure contained in this section of this Proxy Statement is not incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement) without specific reference to the incorporation of this section of this Proxy Statement.

executive officer is not based on any specific formula, but rather on a subjective assessment of the executive's performance and the Company's performance.

         In connection with the special cash dividend declared by the Company on April 1, 1999, and in order to comply with the terms of a ruling from the Internal Revenue Service ("IRS") related to that dividend, the Company cancelled all outstanding options under its 1992 Stock Option Plan and made cash payments to the holders of those options. See footnote (5) of the Summary Compensation Table above.

         Under the provisions of Section 162(m) of the Code, the Company would not be able to deduct compensation to its executive officers whose compensation is required to be disclosed in the Company's proxy statement for such year in excess of $1 million per year unless such compensation was within the definition of "performance-based compensation" or meets certain other criteria. To qualify as "performance-based compensation," in addition to certain other requirements, compensation generally must be based on achieving certain pre-established objective performance criteria. The Committee believes that ordinarily it is in the best interest of the Company to retain maximum flexibility in its compensation programs to enable it to appropriately reward, retain and attract the executive talent necessary to the Company's success. To the extent such goals can be met with compensation that is designed to be deductible under
Section 162(m), such as the Stock Option Plan and the Senior Executive Annual Incentive Bonus Plan (described below), such compensation plans will be used. However, the Committee recognizes that, in appropriate circumstances, compensation that is not deductible under Section 162(m) may be paid in the Committee's discretion.

         The Company believes that the executive compensation program has enabled it to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance. Base salaries, combined with annual variable performance based bonus awards that reflect the individual's level of responsibility, performance and contribution to the Company are important elements of the Company's cash compensation philosophy. Together with the Company's executive stock ownership, the Company's total executive compensation program not only aligns the interest of executive officers and shareholders, but also permits the Company to attract talented senior management. Messrs. Cumming and Steinberg and the Board believe the program strikes an appropriate balance between short- and long-term performance objectives.

Compensation of Messrs. Cumming and Steinberg

         The base compensation of Messrs. Ian M. Cumming and Joseph S. Steinberg, Chairman of the Board and President of the Company, respectively, is set pursuant to employment agreements between the Company and each of Messrs. Cumming and Steinberg entered into as of December 28, 1993, that initially covered the period from July 1, 1994 through June 30, 2003. As described below under "--Warrant Plan," in consideration of the Board's consideration of the Company's Senior Executive Warrant Plan (the "Warrant Plan"), the agreements were extended to June 30, 2005. See "Employment Agreements." The base salaries of Messrs. Cumming and Steinberg provided for in the current employment agreements were determined by the Committee, which presented its recommendation to the entire Board of Directors (with Messrs. Cumming and Steinberg abstaining) and represents an increase over their prior base salaries, primarily reflecting cost-of-living increases. The Committee reviews other compensation for each of Messrs. Cumming and Steinberg and presents its recommendations thereon to the entire Board of Directors.

         Warrant Plan. On March 26, 1999, the Committee met to consider the Warrant Plan, which provides for the issuance of warrants as an incentive for future services to the Company from Messrs. Cumming and Steinberg, subject to Shareholder approval. In determining whether to recommend approval of the Warrant Plan to the Board of Directors, the Committee considered the specific terms of the Warrant Plan, together with a variety of factors, including the fact that (i) each of Messrs. Cumming and Steinberg is party to an employment agreement with the Company, which provides for certain base salary and such other compensation as may be granted by the Board of Directors; (ii) warrants have been a part of the total compensation to Messrs. Cumming and Steinberg in the past, first having been granted in 1979, together with the specific characteristics of the prior warrants; (iii) warrants granted pursuant to the

Warrant Plan would have an exercise price above the market price of the underlying Common Shares on the date of issuance of the warrants, thereby linking any appreciation in the value of the warrants to an increase in the market price of the underlying Common Shares and would contain such restrictions on vesting as determined by the Committee; and (iv) certain tax considerations, including that warrants granted pursuant to the Warrant Plan would be designed to conform with the provisions of Section 162(m) to qualify as deductible compensation. The Committee noted that the existing employment agreements of Messrs. Cumming and Steinberg would expire on June 30, 2003, almost one year before the earliest expiration date for the warrants issuable under the Warrant Plan. The Committee also noted that Messrs. Cumming and Steinberg would agree to extend the term of their respective employment agreements through June 30, 2005 in consideration for the Board's consideration of the Warrant Plan. The Committee believed that warrants issuable under the Warrant Plan would be structured to be an incentive to future services to the Company while providing Messrs. Cumming and Steinberg with the opportunity to share in any future increases in the market value of the Company. In order to comply with the provisions of the IRS ruling received in connection with the Dividend, the Warrant Plan did not permit the grant of any warrants prior to the payment date of the Dividend. Based upon the foregoing, the Committee unanimously recommended to the Board of Directors that the Warrant Plan be approved, subject to Shareholder approval.

         Thereafter, on April 1, 1999, based upon the Committee's recommendation and the factors considered by the Committee, the Board of Directors approved (with Messrs. Cumming and Steinberg abstaining) the Warrant Plan, subject to Shareholder approval. The Warrant Plan was approved by the Shareholders at the 1999 Annual Meeting.

         On May 16, 2000, the Committee met to consider a grant of warrants under the Warrant Plan to each of Messrs. Cumming and Steinberg. The Committee determined to grant to each of Messrs. Cumming and Steinberg (each an "Executive") warrants to purchase 400,000 Common Shares at an exercise price equal to $23.95 per share (105% of the closing price per share of a Common Share on the date the warrants were granted by the Company).

         The Committee noted that under the terms of the Warrant Plan, the vesting provisions of the warrants were to be determined by the Committee. The Committee first considered a vesting schedule where warrants would not be exercisable for the first year after grant, and thereafter would vest in two equal tranches on the first and second anniversary of the date of grant. However, to provide Messrs. Cumming and Steinberg with estate planning flexibility, the Committee considered an alternative to staggered vesting under which the warrants would vest 100% on the date of grant, with a penalty fee being imposed on Mr. Cumming or Mr. Steinberg if he terminates his employment with the Company or is terminated "for cause" as defined in his employment contract (a "Termination") prior to the first or second anniversary of the date of grant and the warrant is exercised (either before or after the Termination). The Committee determined that this alternative to staggered vesting, combined with Messrs. Cumming and Steinberg's prior agreement to extend the term of their respective employment agreements to June 30, 2005 (resulting in continued employment of Messrs. Cumming and Steinberg under their employment agreements through the expiration date of the warrants), provided an incentive to future service to the Company by each of Messrs. Cumming and Steinberg and, therefore, would be acceptable to the Company. Consequently, the Committee authorized 100% of the warrants to vest on May 16, 2000 (the date of grant). However, if warrants are exercised and a Termination occurs after May 16, 2000 and prior to May 16, 2001, in addition to payment of the warrant exercise price by the warrant holder, Mr. Cumming or Mr. Steinberg, as the case may be, will pay a penalty fee to the Company equal to the product of (x) the difference between the closing price of a Common Share on the date immediately prior to the date of Termination minus the warrant exercise price (as it may be adjusted under the terms of the warrants) multiplied by (y) 100% of the number of Common Shares to be issued upon such exercise. Furthermore, if a Termination occurs after May 16, 2001 and prior to May 16, 2002, upon exercise of the warrants at any time, in addition to payment of the warrant exercise price by the warrant holder, Mr. Cumming or Mr. Steinberg, as the case may be, will pay a penalty fee to the Company equal to the product of (x) the difference between the closing price of a Common Share on the date immediately prior to the date of Termination minus the warrant exercise price (as it may be adjusted under the terms of the warrants) multiplied by (y) 50% of the number of Common Shares to be issued upon such exercise.

         Deferred Compensation Agreements. In December 1998, pursuant to Board approval, the Company and Mr. Steinberg entered into a Deferred Compensation Agreement that deferred all compensation payable by the Company to Mr. Steinberg for the calendar year ending December 31, 1999 (the "1999 Compensation"). Mr. Steinberg's 1999 Compensation accrued interest at a rate equal to the one year treasury bill rate in effect, resettable quarterly and was paid to Mr. Steinberg in March 2000 in accordance with the terms of the agreement.

         The agreement also provided that Mr. Steinberg would reimburse the Company for the dollar value of any benefit provided by the Company to Mr. Steinberg during 1999, which in the absence of this reimbursement obligation would have been taxable as compensation to Mr. Steinberg (the "Benefits"). During 1999, Mr. Steinberg reimbursed the Company $239,041 for these Benefits. In December 1999, upon the recommendation of the Committee, the Board of Directors awarded additional compensation to Mr. Steinberg of $239,041. This award was made in recognition of the fact that Mr. Steinberg's reimbursement of the value for tax purposes of the 1999 Benefits created a circumstance in which Mr. Steinberg's 1999 Compensation for tax purposes would not be comparable to his compensation for tax purposes for years prior to 1999, where Mr. Steinberg did not pay for Benefits, and would not be on par with the compensation for tax purposes paid to Mr. Cumming in 1999 (or in prior years). To alleviate this inequality in compensation, the Committee recommended that Mr. Steinberg be paid the additional compensation for 1999 as described above. This amount is not reflected in the Summary Compensation Table included above. Instead, the table reflects the higher valuation for these Benefits valued in accordance with the disclosure rules of the Securities and Exchange Commission.

         In December 1999, Mr. Steinberg and the Company entered into another Deferred Compensation Agreement containing the same terms with respect to compensation payable to Mr. Steinberg by the Company for the calendar year ending December 31, 2000. During 2000, Mr. Steinberg reimbursed the Company $406,055 for Benefits provided by the Company to him during 2000. In December 2000, the Board of Directors awarded additional compensation to Mr. Steinberg of $406,055 to alleviate the inequality in compensation created by Mr. Steinberg's reimbursement of the value for tax purposes of the 2000 Benefits. The Summary Compensation Table reports Mr. Steinberg's compensation for 2000 in the same manner as for 1999, as described above.

         1999 Performance Bonus. In May 2000, in connection with the 2000 Annual Shareholders Meeting, the Committee met to consider 1999 performance bonuses for Messrs. Cumming and Steinberg. In doing so, the Committee considered awards to which Messrs. Cumming and Steinberg were entitled under the Senior Executive Annual Incentive Bonus Plan.

         The Incentive Bonus Plan provides for annual incentive cash bonuses to be paid to Messrs. Cumming and Steinberg, provided certain performance goals are attained. The Incentive Bonus Plan directly links the annual incentive bonus of Messrs. Cumming and Steinberg with the performance of the Company, while providing the Committee the flexibility to reduce the amounts to be paid thereunder.

         The Incentive Bonus Plan is designed so that the cash bonuses awarded thereunder will qualify as "performance-based compensation" under Section 162(m) of the Code, which limits to $1 million per employee per year the deductibility of non-performance based compensation payable to each of the Company's five most highly compensated executive officers. To qualify as "performance-based compensation," compensation generally must be paid pursuant to a pre-established objective performance criterion or standard that precludes the exercise of discretion to increase the amount of compensation payable upon the attainment of the performance goal. The Incentive Bonus Plan is designed to comply with such standard.

         The Incentive Bonus Plan provides for annual incentive bonuses to be paid to each of Messrs. Cumming and Steinberg in an amount equal to 1% of the audited pre-tax earnings of the Company and its consolidated subsidiaries for each of the five fiscal years commencing 1998. The amount of the annual incentive bonus awarded to each participant in any given year is subject to reduction by the Committee, in its sole discretion. No amounts were awarded to Messrs. Cumming or Steinberg for 1998. Payments under the Incentive Bonus Plan will be made in cash following written certification by the Committee as to the amount of the annual incentive bonus for any given year.

         The Committee has discretion, where appropriate, to pay additional bonuses to Messrs. Cumming and Steinberg outside the Incentive Bonus Plan. In such event, the Committee will consider amounts paid to Messrs. Cumming and Steinberg under the Incentive Bonus Plan. To the extent that the Committee determines to award performance bonuses for a given year outside the Incentive Bonus Plan, such compensation may not be deemed to be performance-based compensation.

         Pursuant to the Incentive Bonus Plan, each of Messrs. Cumming and Steinberg was entitled to a 1999 performance bonus of $2,603,670, constituting 1% of the pre-tax earnings of the Company and its consolidated subsidiaries as reported on the Company's audited consolidated financial statements. The Committee determined that such awards were appropriate and did not reduce the amount of the awards. Thereafter, as required by the Incentive Bonus Plan, the Committee certified in writing 1999 performance bonuses of $2,603,670 to each of Messrs. Cumming and Steinberg.

         2000 Performance Bonus. The Committee and the Board of Directors intend to consider the 2000 performance bonus for each of Messrs. Cumming and Steinberg at the 2001 organizational meeting of the Board following the Meeting. In so doing, the Committee intends to consider any awards to be made under the Incentive Bonus Plan.

         The Committee consists of Jesse Clyde Nichols, III, Chairman and James
E. Jordan.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, directors and greater than 10% beneficial shareholders, the Company believes that during the year ended December 31, 2000, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                     Shareholder Return Performance Graph**

         Set forth below is a graph comparing the cumulative total shareholder return on Common Shares against cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Standard & Poor's Financial (Multi-Line Insurance Companies) Index (the "S&P Insurance Index") for the five-year period commencing December 31, 1995 (as required by the Securities and Exchange Commission). The data was furnished by Standard & Poor's Compustat Services, Inc.

Comparison of Five-Year Cumulative Total Return of the Company, S&P 500 Index and S&P Insurance Index

         The following graph assumes that $100 was invested on December 31, 1995 in each of the Common Shares, the S&P 500 Index and the S&P Insurance Index and that all dividends were reinvested.



                                               INDEXED RETURNS
                        Base                     Years Ending
                        Period
Company/Index           Dec95    Dec96    Dec97    Dec98    Dec99    Dec00
---------------------------------------------------------------------------
THE COMPANY              100     108.00   140.30   128.10   158.22   244.17
S&P 500 INDEX            100     122.96   163.98   210.85   255.21   231.98
S&P INSURANCE INDEX      100     126.80   193.41   213.07   271.47   381.92



----------
** The disclosure contained in this section of the Proxy Statement is not incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement).

                             AUDIT COMMITTEE REPORT

         The following is the report of the Company's Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2000.

Review with Management

         The Audit Committee reviewed and discussed the Company's audited financial statements with management.

Review and Discussions with Independent Auditors

         The Audit Committee discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

         The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PricewaterhouseCoopers LLP their independence.

Conclusion

         Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that its audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

         James E. Jordan, Chairman
         Jesse Clyde Nichols, III
         Lawrence D. Glaubinger

         The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in such filing.

                        INDEPENDENT ACCOUNTING FIRM FEES

         The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's independent accounting firm, PricewaterhouseCoopers LLP:

         Audit Fees..................................    $1,692,000
         Financial Information Systems
              Design and Implementation Fees.........        35,000
         All Other Fees..............................     1,432,000 (a)(b)
                                                         ----------
                                                         $3,159,000
                                                         ==========
--------------------
(a)      Includes fees for tax consulting and other non-audit services.

(b) The Audit Committee has considered whether the provision of these services is compatible with the maintenance of the accountant's independence.

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors recommends that the Shareholders ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for 2001. The selection of PricewaterhouseCoopers LLP was recommended to the Board of Directors by its Audit Committee. PricewaterhouseCoopers LLP are currently independent auditors for the Company.

         The Board of Directors recommends a vote FOR this proposal.


                                  ANNUAL REPORT

         A copy of the Company's 2000 Annual Report to Shareholders is being furnished to Shareholders concurrently herewith.


                            PROPOSALS BY SHAREHOLDERS

         Proposals that Shareholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 2002 Annual Meeting of Shareholders must be received by the Company at 315 Park Avenue South, New York, New York 10010, Attention of Laura E. Ulbrandt, Secretary, no later than January 2, 2002.

         Any such proposal must be in accordance with the rules and regulations of the Securities and Exchange Commission. With respect to proposals submitted by a Shareholder other than for inclusion in the Company's 2002 Proxy Statement and related form of proxy, timely notice of any such proposal must be received by the Company in accordance with the By-Laws and the rules and regulations of the Company no later than January 2, 2002. Any proxies solicited by the Board of Directors for the 2002 Annual Meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

         It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

                                              By Order of the Board of Directors


                                              Laura E. Ulbrandt
                                              Secretary

                                                                         ANNEX A

                          LEUCADIA NATIONAL CORPORATION

                             Audit Committee Charter


Purpose


         The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing (i) the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, (ii) the Company's systems of internal accounting and financial controls and (iii) the annual independent audit of the Company's financial statements.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. The Committee shall have full access to all books, records, facilities and personnel of the Company and shall have the power to retain outside counsel, auditors or other experts when necessary. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

         The Committee shall review the adequacy of this Charter on an annual basis.


Membership

         The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

         Accordingly, all members of the Committee will be directors:

1. who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company (except as permitted by New York Stock Exchange rules); and

2. who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.


Key Responsibilities

         The Committee's job is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing those financial statements. The Committee recognizes that financial management and the outside auditors have more time, knowledge and detailed information regarding the Company than do Committee members. Accordingly, in carrying out its oversight responsibilities, the

Committee will not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

         The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as such statement may be amended from time to time, including, without limitation, the amendments contained in SAS No. 90.

o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 and 90; this review will occur prior to the Company's filing of the Form 10-Q.

o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

o        The Committee shall:

         o request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

         o discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

         o recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          LEUCADIA NATIONAL CORPORATION

                                  May 22, 2001

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET.
--------------------

Please access the web page at www.voteproxy.com and follow the on-screen instructions. Have your control number available when you access the web page.


                                                   ----------------------------
YOUR CONTROL NUMBER IS              [graphic]
                                                   ----------------------------



                 Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

PROXY

                          LEUCADIA NATIONAL CORPORATION

                  Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders, May 22, 2001 at 10:00 A.M.

                  The undersigned shareholder of Leucadia National Corporation (the "Company") hereby appoints Ian M. Cumming, Joseph S. Steinberg and Laura E. Ulbrandt and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Leucadia National Corporation to be held at Credit Suisse First Boston, 11 Madison Avenue, Level 2B Auditorium, New York, New York on May 22, 2001 at 10:00 a.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

                  Receipt of the Notice of Annual Meeting of Shareholders dated May 1, 2001, the Proxy Statement furnished herewith, and a copy of the Annual Report to Shareholders for the year ended December 31, 2000 is hereby acknowledged.

                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND PURSUANT TO ITEM 3.

                (Continued and to be signed on the reverse side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Shareholders

                          LEUCADIA NATIONAL CORPORATION

                                  May 22, 2001



       [Graphic] Please Detach and Mail in the Envelope Provided [Graphic]

--------------------------------------------------------------------------------

[X]  Please mark your vote as in this example

Item 1. Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
NOMINEES LISTED BELOW AND FOR PROPOSAL 2 AND PURSUANT TO ITEM 3.

FOR all nominees listed on the    WITHHOLD AUTHORITY to vote for all    NOMINEES: Ian M. Cumming, Paul M. Dougan,
right (except as marked to the    nominees listed to the right.         Lawrence D. Glaubinger, James E. Jordan, Jesse
contrary hereon).                                                       Clyde Nichols, III and Joseph S. Steinberg.

              [ ]                           [ ]


(Instructions: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


----------------------------------------------
Item 2. Ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of Leucadia for 2000.

       FOR            AGAINST           ABSTAIN

       [ ]              [ ]               [ ]

Item 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the meeting or any adjournment of the Meeting.



(Signature)                                 (Signature if held jointly)                              Dated:            , 2001
            ------------------------                                    -------------------------           ----------


NOTE: The signature should agree with the name on your stock certificate. If acting as NOTE attorney, executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each shareholder should sign.




                                       2